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                                                                   Exhibit 10.21

                                    SUBLEASE


     THIS SUBLEASE, effective June 16, 2003, is executed by UNITED STATES EXPLORATION, INC. ("UXP"), a Colorado Corporation with its principal business address at 1560 Broadway, Suite 1900, Denver, Colorado 80202, and ASPECT ENERGY, LLC ("ASPECT"), a Colorado limited liability company.

                                    Recitals

     A. EOP - One Civic Center Plaza, L.L.C., a Delaware limited liability company, ("PRIME LANDLORD,") and UXP as tenant, are parties to an Office Lease Agreement dated October 15, 1998, copies of which UXP has delivered to ASPECT (the "PRIME LEASE"). The premises covered by the Prime Lease include approximately 11,854 rentable square feet of space designated (and referred to here) as "SUITE 1950" in the building located at 1560 Broadway, Denver, Colorado 80202 (the "BUILDING").

     B. UXP and ASPECT have agreed to enter into a Sublease with respect to a portion of Suite 1950, as documented below.

     C.   The consent of Prime Landlord is required to permit such subletting.

                                    Sublease

     1.   Agreement.

          a. Sublease. In accordance with this Sublease, and subject to the consent of Prime Landlord (in accordance with and subject to the terms and provisions of the attached Consent, which shall be deemed a part hereof) and the terms and conditions of the Prime Lease, UXP subleases to ASPECT, and ASPECT subleases from UXP, premises comprised of approximately 8,401 rentable square feet of space in Suite 1950, depicted as the areas double cross hatched on the floor plan of Suite 1950 attached as Exhibit A (the "PREMISES"). ASPECT acknowledges that the balance of Suite 1950 marked "UXP" and single cross hatched on Exhibit A is reserved for the exclusive use of UXP.

          b. Related Facilities. Throughout the term of this Sublease, ASPECT will have the right to use two of the unreserved parking spaces in the Building garage facility available to UXP under Exhibit E of the Prime Lease upon payment of the applicable parking fees by ASPECT to UXP, currently $165.00 per month per space.

          c. Effect of Prime Lease. Subject to Section 6 below, the provisions of the Prime Lease are incorporated into this Sublease as the agreement of UXP and ASPECT as though UXP were "Landlord" under the Prime Lease and ASPECT were "Tenant" under the Prime Lease.

     Notwithstanding the foregoing, throughout this Sublease, including the provisions incorporated in it by reference, the term "Premises" refers to the space subleased by ASPECT hereunder, and that definition is substituted for the definition of "Premises" in the Prime Lease;

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"Lease Term" is the term in Section 2; Tenant's pro rata share" is governed by
Section 3.6; the term "Commencement Date" in the text of the Prime Lease will have the meaning set forth in Section 2 below; the term "Base Rent," used in the Prime Lease, will have the meaning set forth in Section 3.a below; the term "Security Deposit" in the Prime Lease shall mean the amount delivered by ASPECT to UXP as security for ASPECT's obligations hereunder pursuant to Section 9, below; and the phrase "this Lease" set forth in the text of the Prime Lease will refer to this Sublease.

          d. Reservation by UXP. Upon reasonable advance notice to ASPECT, UXP reserves the right to enter upon the Premises from time to time as necessary to perform the obligations of UXP under the Prime Lease. The preceding sentence will not limit the rights of UXP to enter upon the Premises in the exercise of its remedies or the exercise of any other rights of UXP under this Sublease, including the Prime Lease provisions incorporated in it.

     2.   Term.

     The term of this Sublease will begin June 16, 2003 (the "COMMENCEMENT DATE") and continue through March 31, 2008, which is the expiration of the date of the Prime Lease, conditioned, however, on the continuing rights of UXP to possession of the Premises under the Prime Lease.

     3.   Rent.

          a. Base Rent . ASPECT will pay UXP, for the entire term of this Sublease, the sum of $92,411.00 as the annual rental for the Premises in monthly installments of $7,700.92, each due on the first day of the month (the "BASE RENT").

          b. Additional Base Rent. ASPECT will also pay, in addition to Base Rent, ASPECT's proportionate share of all Additional Base Rent, as defined in the Prime Lease, attributable to the Premises under the Prime Lease. ASPECT's proportionate share (the "SUBTENANT'S SHARE") is agreed to be 1.4485%, determined by dividing the rentable square foot area of the Premises (8,401) by the rentable square foot area of the Building (579,999). ASPECT shall pay the Subtenant's Share in monthly installments concurrently with each payment of Base Rent, and UXP shall bill ASPECT for the Subtenant's Share on an estimated basis throughout each year, with the understanding that UXP and ASPECT will make appropriate adjustments to the Subtenant's Share, based on the actual Additional Base Rent charged by Prime Landlord to UXP, all at the times and in a manner consistent with Article IV of the Prime Lease.

          c. Out-of-Pocket Expenses. ASPECT will also pay directly to UXP or reimburse UXP for any out-of-pocket expenses charged to or incurred by UXP as a result of the occupancy of the Premises by ASPECT and not included in Basic Costs, as defined, in the Prime Lease. Such expenses include, by way of example and not limitation, any costs incurred by UXP under the Prime Lease for replacement light bulbs, and any costs of separately metered electrical service to the Premises. ASPECT will make such payment or reimbursement with the next payment of Base Rent coming due after UXP has presented ASPECT with a bill (together

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with the supporting invoice or other documentation, if any) detailing the charges, or within 10 days after receipt, whichever is later.

          d. General Provisions. The sums due to UXP under this Section 3 and any other monies due to UXP under this Sublease apart from Base Rent will be considered as Additional Base Rent, and UXP may enforce ASPECT's obligation for such Additional Base Rent with all remedies available to UXP for any default in the payment of Base Rent. (As used in this Sublease, the term "rent" will include "Base Rent" and "Additional Base Rent.")

     ASPECT will pay all rent to UXP at the address of UXP in the first paragraph of this Sublease or to any other address specified by UXP in accordance with the notice provisions of Section 15 below.

     If the term of this Sublease begins on other than the first day of a month or ends on other than the last day of a month, rent will be appropriately prorated.

     4. Assignment and Subletting. ASPECT will not assign this Sublease, sublease the Premises, pledge its interest in this Sublease or in the Premises as security for any obligation of ASPECT (except any obligation owed to UXP), or allow any other party to occupy the Premises without the written consent of UXP except for the following entities:

    Alliance for Choice in Education;
    CARE;
    PLEXUS;
    ONSIGHT;and
    CHx Capital, LLC
(collectively the "Permitted Occupants").

Any change in the controlling interest in any constituent of ASPECT, by operation of law or otherwise, will be a transfer requiring the consent of UXP under this Section. The Permitted Occupants shall not be tenants under this Sublease. Any compensation or consideration paid by any of the Permitted Occupants to ASPECT in excess of rent due UXP hereunder shall be paid by ASPECT to UXP as Additional Rent.

     5. ASPECT's Repair and Maintenance Responsibilities. ASPECT agrees to keep the interior portion of the Premises in good repair and maintenance at all times, including all glass and doors, except for repairs and maintenance which are the responsibility of Prime Landlord pursuant to the Prime Lease, or which are necessitated by the negligence of UXP or its agents or employees. ASPECT will give UXP written notice of any repairs or maintenance to be performed by UXP or Prime Landlord pursuant to this Section.

     6. Services. UXP is not obligated to provide any Building services to ASPECT except as specifically provided in this Sublease. ASPECT's sole source of such services is Prime Landlord pursuant to the Prime Lease; however, UXP shall make any reasonable actions that ASPECT believes are necessary to cause Prime Landlord to comply with its obligations under the Prime Lease.

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     7. Default. In the event of any default by ASPECT in the payment or performance of any covenant, term or condition required of ASPECT under this Sublease, including any provision of the Prime Lease governing or incorporated in this Sublease, ASPECT will be deemed to be in breach of this Sublease, and the remedies stated in the Prime Lease, as provided to Prime Landlord, will be available to UXP in addition to those given by law. In the event UXP commits a default under this Sublease and does not cure the same within 30 days after notice from ASPECT, ASPECT may terminate this Sublease and/or may exercise such other remedies as ASPECT may have at law or in equity. In the event of an uncured default by UXP under the Prime Lease that would allow the Prime Landlord to terminate the Prime Lease, ASPECT may cure the same within the cure period stated under the Prime Lease and deduct the cost of such cure from Additional Base Rent due UXP hereunder.

     8. The Prime Lease. ASPECT will not cause or allow to be caused any default under the Prime Lease. ASPECT will indemnify UXP against any claim, cause of action, suit, loss, liability, damages, judgment and expenses (including reasonable attorneys' fees and costs and charges for legal assistants) arising out of any default under the Prime Lease caused by ASPECT. UXP will comply with and perform all of its obligations under the Prime Lease and agrees not to commit any act of omission that results in a surrender of the Premises or a termination of the Prime Lease. UXP will indemnify ASPECT against any claim, cause of action, suit, loss, liability, damages, judgment and expenses (including reasonable attorneys' fees and costs and charges for legal assistants) arising out of any default under the Prime Lease caused by UXP.

     9. Security Deposit. ASPECT deposited with UXP the sum of $11,551.38 representing $3,850.46 for the June 2003 rent and $7,700.92 as a security deposit under this Sublease. UXP will apply $3,850.46 as the rent for June 2003 and shall hold $7,700.92 as a security deposit under this Sublease, to secure the payment and performance of all obligations binding ASPECT under this Sublease. If ASPECT defaults in fulfilling these obligations, UXP may use all or part of the security deposit for the payment of rent or amounts which UXP may spend or become obligated to spend by reason of ASPECT's default, or for the loss or damage UXP may suffer because of ASPECT's default. If UXP so uses any portion of the security deposit, ASPECT will restore the security deposit to its original amount within five days after written demand from UXP. UXP will not be required to keep the security deposit separate from its general funds, and ASPECT will not be entitled to interest on the security deposit. The security deposit will not be a limitation on the damages or other rights of UXP under this Sublease, or a payment of liquidated damages, or an advance payment of the rent. If ASPECT pays the rent and performs all of its other obligations under this Sublease, UXP will return the unused portion of the security deposit to ASPECT within 60 days after the end of the term; provided, however, if UXP has evidence that the right to the security deposit has been assigned to an assignee of the Sublease, UXP will return the security deposit to that assignee. UXP may deliver the security deposit to any purchaser or assignee of the interest of UXP in the Premises and be discharged from further liability with respect to it.

     10. Security Agreement. INTENTIONALLY OMITTED.

     11. Quiet Enjoyment. UXP warrants that UXP has full right and authority to execute and perform this Sublease and to grant the estate conveyed by this Sublease. Upon

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ASPECT's payment of rent and performance of the covenants contained in this
Sublease, ASPECT will have quiet enjoyment of the Premises, subject to the Prime Lease and all covenants, conditions, restrictions, encumbrances of record against the Premises or the Building.

     12. Signs. ASPECT will be permitted to maintain one sign in the hallway of the Building at the entrance to the Premises and to list the Permitted Occupants thereon, on the condition that UXP and Prime Landlord shall have approved the design and size of the sign, and ASPECT will continue to pay for the maintenance of, and, at the end of the term, removal of the sign.

     13.  Miscellaneous Provisions.

          a. All improvements made by ASPECT including the demising walls must be approved by the Prime Landlord pursuant to the Prime Lease and completed pursuant to the Prime Lease at the sole cost of ASPECT, lien free.

          b. ASPECT shall provide to UXP the same insurance required in Article XVI of the Prime Lease and shall name UXP and the Prime Landlord as insureds.

          c. ASPECT hereby makes the same indemnities and waivers for the benefit of UXP as UXP made in Article XV of the Prime Lease.

          d. In the event of litigation regarding this Sublease, the prevailing party shall be entitled to recover its attorneys' fees and costs including charges for legal assistants.

          e. The provisions of this Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

          f. The rights of the Permitted Occupants are derivative of ASPECT, and UXP shall owe no duty to the Permitted Occupants. As a condition precedent to taking occupancy, each Permitted Occupant shall execute and deliver to UXP an agreement to indemnify and save UXP harmless regarding any damages caused by the Permitted Occupant which results in a breach of the Prime Lease, and to reimburse UXP for attorneys fees and costs including charges of legal assistants in the event it becomes necessary to evict the Permitted Occupant or to recover damages from the Permitted Occupant. Those attorneys fees and costs may be recovered in any civil action to evict ASPECT or recover damages from ASPECT.

     14. Brokers. UXP and ASPECT each warrants and represents to the other that neither party has dealt with any broker in connection with this Sublease, and each indemnifies the other against all claims and costs (including without limitation reasonable attorneys' fees) incurred by the indemnified party in the event of the breach by the other party of the warranty and representation set forth in this paragraph.

     15.  Notices. Any notices under this Sublease will be written and given by
(i) personal delivery, (ii) registered or certified mail, return receipt requested, (iii) overnight courier, with all charges prepaid; or (iv) telecopy transmittal, to ASPECT at the Premises; and to UXP at its offices in the Building. Notices will be deemed given and effective upon confirmed receipt on

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a business day. (For these purposes, the term "business day" means any day other than a Saturday, Sunday, or holiday observed by banking institutions in Colorado.) The parties may change their addresses for notice or may designate additional addresses by notice pursuant to this Section. Each party hereto shall promptly deliver to the other true and complete copies of any and all notices or other material correspondence regarding the Prime Lease, this Sublease the Building or the Premises during the term hereof.

                           UNITED STATES EXPLORATION, INC., a
                           Colorado corporation


                           By:  /s/ Bruce D. Benson
                              --------------------------------------------------
                                                                       President

                           ASPECT ENERGY, LLC, a Colorado limited
                           liability company


                           By:  /s/ James M. Piccone
                              --------------------------------------------------
                              James M. Piccone
                              Executive Vice President

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